UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 2, 2019

INTEC PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37521	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2019, the term of office of each of Gil Bianco and Issac Silberman as a director of Intec Pharma Ltd. (the “Company”) is set to expire. Each of Mr. Bianco and Mr. Silberman had originally been elected to serve as an external director pursuant to the provisions of the Israeli Companies Law 1999, however on May 14, 2018, the Company’s board of directors adopted an exemption to opt out of these requirements pursuant to the Israeli Companies Regulations (Relief for Companies whose Securities are Listed for Trading on a Stock Exchange Outside Israel), 2000. In connection with the upcoming expiration of their term of office and the previous adoption by the Company of the aforementioned exemption, on April 2, 2019, the Company’s board of directors appointed each of Mr. Bianco and Mr. Silberman to continue serving on the board of directors, upon the lapse of their tenure, to serve until the next annual general meeting of shareholders of the Company. Biographies of Messrs. Bianco and Silberman are set forth under Part III, Item 10 of the Company’s Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 27, 2019 which are incorporated herein by reference. Each of Mr. Bianco and Mr. Silberman will continue to serve as a member of the audit committee and Mr. Silberman will continue to serve as a member of the compensation committee and each will continue to be entitled to the same cash compensation as other non-executive directors of the Company. There is no arrangement or understanding between Mr. Bianco or Mr. Silberman and any other person pursuant to which he was selected as a director. There are no family relationships between either of Mr. Bianco or Mr. Silberman and any director or executive officer of the Company, and each has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following the recommendation of the Compensation Committee and approval of the Board of Directors of the Company, on April 4, 2019 the Company’s shareholders approved revised terms of employment of Jeffrey Meckler, as the Company’s Chief Executive Officer, such that his annual base salary shall be $540,000, effective January 1, 2019, and further approved the grant to Mr. Meckler of 125,000 options. The foregoing options have an exercise price of $7.64 per share, a seven-year term and, subject to Mr. Meckler’s continued employment with the Company on the applicable vesting date, vest with respect to one-third of the ordinary shares on the first anniversary of the date of grant and with respect to the balance of the ordinary shares shall vest over two years in eight equal quarterly installments following the first anniversary of the date of grant.

Following approval of the Compensation Committee and the Board of Directors of the Company, on April 4, 2019, the Company’s shareholders approved amendments to the Company’s Compensation Policy to amend non-employee director cash compensation and the maximum annual premiums for officer and director liability insurance. Such amendments are more fully described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on February 28, 2019 (the “Proxy Statement”) and is qualified in its entirety by reference to the full text of the Compensation Policy, as amended, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 4, 2018, the Company held a special meeting of shareholders (the “Special Meeting”). An aggregate of 16,328,691 ordinary shares, or 49.13% of the Company’s 33,232,988 total outstanding voting shares as of March 5, 2019, the record date for the Meeting, were present or voted at the Meeting, constituting a quorum. The following is a summary of the proposals and the voting results of the Special Meeting; all proposals received the requisite level of approval by shareholders. A more complete and detailed description of each matter is set out in the Proxy Statement.

1.        The Company’s shareholders approved revised terms of employment of Mr. Meckler and approved the grant to Mr. Meckler of options pursuant to the following final voting results:

For	Against	Abstain	Broker Non-Vote
7,500,434	3,671,298	5,156,959	0

2.        The Company’s shareholders approved amendments to the Company’s Compensation Policy for Directors and Officers pursuant to the following final voting results:

For	Against	Abstain	Broker Non-Vote
10,253,260	3,336,158	11,637	0

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3.        The Company’s shareholders approve an amendment to the annual fixed compensation for the Company’s non-employee directors paid for membership on committees and for service as chair of a committee of the Company’s board of directors pursuant to the following final voting results:

For	Against	Abstain	Broker Non-Vote
16,210,302	38,660	79,729	0

4.        The Company’s shareholders approved and ratified the purchase of a professional liability insurance policy for the Company’s current and future directors and officers pursuant to the following final voting results:

For	Against	Abstain	Broker Non-Vote
10,058,192	3,325,817	285,545	0

As required by Israeli law, each of proposals 2 and 4 were also approved by shareholders holding a majority of the ordinary shares voted on such proposals (excluding abstentions) who affirmatively confirmed that they were non-controlling shareholders and did not have a personal interest in such proposals.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Intec Pharma Ltd. Compensation Policy, as amended.*

* Management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2019

INTEC PHARMA LTD.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer

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